Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-271843) pertaining to the Avient Corporation 2020 Equity and Incentive Compensation Plan;

2)	Registration Statement (Form S-8 No. 333-238246) pertaining to the PolyOne Corporation 2020 Equity and Incentive Compensation Plan;

3)	Registration Statement (Form S-8 No. 333-231236) pertaining to the PolyOne Supplemental Retirement Benefit Plan (As Amended and Restated Effective January 1, 2014);

4)	Registration Statement (Form S-8 No. 333-217879) pertaining to the PolyOne Corporation 2017 Equity and Incentive Compensation Plan;

5)	Registration Statement (Form S-8 No. 333-205919) pertaining to the Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan;

6)	Registration Statement (Form S-8 No. 333-181787) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

7)	Registration Statement (Form S-8 No. 333-166775) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

8)	Registration Statement (Form S-8 No. 333-157486) pertaining to the PolyOne Retirement Savings Plan;

9)
Registration Statement (Form S-8 No. 333-47796) pertaining to Post-Effective Amendment No. 3 on Form S-8 to Form S-4 pertaining to the Geon Company 1993 Incentive Stock Plan, the Geon Company 1995 Incentive Stock Plan, the Geon Company 1998 Interim Stock Award Plan, the Geon Company 1999 Incentive Stock Plan, the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors and the M.A. Hanna Company Long-Term Incentive Plan; and

10)	Registration Statement (Form S-8 No. 333-141029) pertaining to the PolyOne Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust
of our reports dated February 20, 2024, with respect to the consolidated financial statements of Avient Corporation and the effectiveness of internal control over financial reporting of Avient Corporation, included in this Annual Report (Form 10-K) of Avient Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Cleveland, Ohio

February 20, 2024